UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2016

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Post Street, San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 983-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2016, McKesson Corporation (the “Company”) announced the appointment of Erin M. Lampert as Senior Vice President and Controller, effective June 1, 2016. Ms. Lampert succeeds Nigel A. Rees, who is retiring. The Company also announced the promotion of Craig Mercer to succeed Ms. Lampert as Senior Vice President, Investor Relations.

Ms. Lampert, age 45, has been with the Company since 2005. Prior to her recent promotion, Ms. Lampert served as Senior Vice President, Investor Relations from 2012 to the present. She previously served as Senior Vice President of Financial Planning and Analysis from 2007 to 2012 and Vice President, Mergers and Acquisitions Finance from 2005 to 2007. Prior to joining the Company, Ms. Lampert held various leadership positions at JDS Uniphase, Island Graphics, and Ingersoll Rand Corporation. Ms. Lampert earned her CPA certification in the state of Illinois in 1996.

Ms. Lampert has no familial relationships or related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K in connection with her appointment described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2016

McKesson Corporation

By:	/s/ James A. Beer
James A. Beer
Executive Vice President and Chief Financial Officer